Exhibit 10.1

(Confidential) Contract No.:

Share Purchase Agreement

On

Shenyang Tianxinhao Technology Co., Ltd.

November 1, 2021

This Share Purchase Agreement (hereinafter referred to as the “Agreement”) is made and entered into on November 1, 2021 in Futian District, Shenzhen by and among:

(1)	Shenzhen Yingaigou Trade Co., Ltd. (深圳市赢爱购贸易有限公司), a limited liability company incorporated under the PRC laws, having its registered address at *********************, Shenzhen (hereinafter referred to as the “Purchaser” or “Shenzhen Yingaigou”);
(2)	Shenzhen SUNHOPE Investment Development Co., Ltd. (深圳市新浩投资发展有限公司), a limited liability company incorporated under the PRC laws, having its registered address at *********************, Shenzhen (hereinafter referred to as the “Seller” or “Shenzhen SUNHOPE”);
(3)	Shenyang Tianxinhao Technology Co., Ltd. (沈阳天新浩科技有限公司), a company limited by shares incorporated under the PRC laws, having its registered address at *********************, Shenyang, Liaoning Province (hereinafter referred to as the “Target Company” or “Shenyang Tianxinhao”).

The Purchaser, the Seller and the Target Company are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS,

A.	The Seller is the sole shareholder of the Target Company and holds 100% equity in the Target Company;
B.	The Parties agree that, the Purchaser purchases 45% equity in the Target Company from the Seller subject to the terms and conditions of this Agreement (hereinafter referred to as the “Acquisition”).

NOW, THEREFORE, it is agreed that:

Article 1 Definitions

1.1	Unless otherwise expressly provided herein or the context otherwise requires, the following terms in bold shall have the meanings ascribed to them below:
“Affiliate”

Refers to any enterprise or other entity directly or indirectly controlling, controlled by or under common control with any Party hereto, and if a Party hereto is an individual, any direct relatives of such individual; “control”, with respect to any Party, refers to the power to directly or indirectly direct or cause the direction of the management and policies of such Party, whether by way of ownership of securities, contract or otherwise, and “controlling” and “controlled” shall have meanings in connection therewith; “direct relatives” refer to spouse, children, grandchildren, parents, grandparents, and siblings.

“Approval”

Refers to any consent, approval, authorization, clearance, order, registration, filing, certification, grant of qualification, issuance of license, permit, or statement containing approval of, by and with any public, regulatory or governmental agency or department.

“Shares”	Shall have the meaning set forth in Article 2.1.
“Representations and Warranties of the Purchaser”	Refer to all the representations, warranties and undertakings made by the Purchaser hereunder.

“NewUp Bank”	Refers to the NewUp Bank of Liaoning.
“Group Companies”

Refer to the Target Company, subsidiaries and branches of the Target Company, and subsidiaries and branches as the Target Company may establish and/or control from time to time; “Group Company” refers to any of them.

“Closing”	Refers to this transfer of shares in accordance with the provisions hereof.
“Closing Date”	Shall have the meaning set forth in Article 3.2.
“Confidential Information”

Refers to the technical, engineering, operational, commercial, financial, economic or legal technologies, analysis data, process, procedures, manuals, designs, sketches, pictures, plans, drawings, specifications, reports, researches, discoveries, non-patented inventions and ideas and other information and know-how, that are in connection with the Target Company or its business operation, regarded as secret or confidential by any Party or any of its Affiliates, and provided by any Party or any of its Affiliates for the purposes of discussion and implementation of this Agreement and its relevant transaction.

“Day”	refers to calendar day.
“Security Interest”

Refers to any mortgage, claim, lien, option, pledge, security interest, priority, call option, hypothecation, retention of ownership, right of offset, counterclaim, trust arrangement or other type of similar restrictions (including restrictions on use, voting, transfer, generation of income, or other exercise of owner’s equity).

“Material Adverse Effect”

With respect to the Target Company or any Group Company, refers to any circumstance, change or effect which individually or jointly has the material adverse effect on the business, financial condition, assets or operating results of the Target Company or any Group Company, including but not limited to any circumstance, change or effect affecting the Target Company or any Group Company or the business of the foregoing, which: (i) will or could be expected, with abundant evidence, to cause any material adverse effect on the existence, business, assets, intellectual property rights, liabilities, key employees, operating results or financial conditions of the Target Company or any Group Company, or (ii) will or could be expected, with abundant evidence, to cause any material adverse effect on the qualifications, licenses or capabilities of the Target Company or any Group Company to conduct current business; or (iii) will or could be expected, with abundant evidence, to cause any material adverse effect on the performance of major obligations under the Transaction Documents by the Target Company or any Group Company or the Seller or on the validity or enforceability of any Transaction Document.

“RMB”	refers to Renminbi, the legal currency of the PRC.
“Administration for Market Regulation”	Refers to the State Administration for Market Regulation and its branches.
“Tax”	Refers to any form of tax levied by central or local finance, taxation, customs or other authorities in the PRC, including any surcharge, fine or charge in connection therewith.
“Transfer Price”	Shall have the meaning set forth in Article 3.1.
“Transaction Documents”	Refer to this Agreement, the Shareholder Agreement, the restated articles of association, and other legal documents required for the Acquisition; ”Transaction Document” refers to any of them.
“Subsequent Supplementary Transaction Documents”	Shall have the meaning set forth in Article 2.3.
“Costs”	Shall have the meaning set forth in Article 10.4.
“Delinquent Taxes”	Shall have the meaning set forth in Article 10.4.

1.2	Unless otherwise expressly agreed herein or the context otherwise requires:
(1)	Any contract, agreement or document mentioned shall refer to such contract, agreement or document as may be amended, supplemented or replaced from time to time;
(2)	Any person mentioned in this Agreement or other contracts, agreements or documents shall include the successor and permitted assign of such person; and
(3)	Any reference to terms or schedules shall mean the terms of or schedules to this Agreement.

Article 2 Share Transfer

2.1

The Purchaser agrees to purchase and the Seller agrees to sell and transfer the 45% shares held by the Seller in the Target Company (“Shares”) at the Transfer Price subject to the terms and conditions hereof.

2.2	The Parties agree and acknowledge that, upon completion of the Acquisition, the shareholding percentage of the Parties in the Target Company is as follows:
Name of Shareholder	Shareholding Percentage
Shenzhen Yingaigou	45%
Shenzhen SUNHOPE	55%
Total	100%

2.3

The Parties agree that, notwithstanding any provision herein to the contrary, the Purchaser may designate any other third-party entity to accept the transfer of all of its rights and obligations hereunder before the Closing Date. Where the Purchaser designates any other third-party entity to accept the transfer of all of its rights and obligations hereunder, the Purchaser shall give a notice to the Seller within 3 business days after making such decision. Upon receipt of notice from the Purchaser, the Seller shall complete the signing of a share transfer agreement or supplementary agreement substantially consistent with this Agreement, and other Transaction Documents relating to the Acquisition (“Subsequent Supplementary Transaction Documents”) with the third-party entity designated by the Purchaser as soon as possible, and this Agreement and other corresponding Transaction Documents signed by the Purchaser shall become invalid immediately after such agreement and Subsequent Supplementary Transaction

Documents are signed.

Article 3 Transfer Price and Payment

3.1	The Parties agree that, the share purchase price hereunder shall be denominated in RMB. The share purchase price payable by the Purchaser shall be RMB315,000,000 (“Transfer Price”).
3.2

The Parties agree that, within 5 business days after all conditions precedent set forth in Article 4.1 hereof are satisfied (or waived in writing by the Purchaser at its sole discretion) or on other date unanimously agreed in writing by the Parties (“Closing Date”), the Purchaser shall pay the first tranche of the Transfer Price of RMB165,000,000 (“First Tranche of Transfer Price”), and the Seller shall, within 1 business day upon receipt of the First Tranche of the Transfer Price, transfer and pay RMB150,000,000 therein to the Target Company, and the Target Company shall, within 1 business day upon receipt of RMB150,000,000 paid by the Seller to it, apply such amount in full to repay the borrowing under the loan contract (Contract No.: (Jie) 20210928) (“Loan Contract”) between the Target Company and Shenzhen Yingaigou.

3.3

The Parties agree that, within 5 business days after full repayment of the borrowing under the Loan Contract, the Purchaser shall pay the second tranche of the Transfer Price of RMB150,000,000 (“Second Tranche of Transfer Price”) to the Seller, and for the avoidance of doubt, the condition precedent to the Purchaser’s payment of the Second Tranche of Transfer Price is that the borrowing under the Loan Contract has been fully repaid, and if such condition precedent is not satisfied, then the Purchaser shall have no obligation to pay the Second Tranche of Transfer Price, and the Seller and the Target Company shall assume joint and several liability for compensation to the Purchaser with respect to the failure to apply the First Tranche of the Transfer Price for the agreed purpose.

3.4

The Parties agree that, the Purchaser shall pay the Transfer Price to the designated bank account set forth in Schedule II attached hereto in accordance with the provisions of Articles 3.2 and 3.3 hereof. The Purchaser shall be deemed to have completed the payment obligation of the Transfer Price when it pays the Transfer Price to such designated bank account.

Article 4 Conditions Precedent to Closing

4.1

The Purchaser shall be obligated to conduct the Closing of the Acquisition only after confirming the satisfaction of all of the following conditions precedent (or waiver by the Purchaser at its own discretion). The Purchaser’s payment of the Transfer Price to the Seller shall be conditional upon the completion of the following obligations by the Seller and the Target Company:

(1)	The Purchaser has completed financial, legal and business due diligence against the Group Companies and the NewUp Bank, and satisfies with the results thereof;
(2)	The Transaction Documents have been signed and take effect;
(3)	The Seller and the Group Companies have completed all necessary pre-communication, governmental approval, registration and filing formalities (if required) for the completion of the Acquisition under the PRC Laws and Regulations, and have obtained the consents of any third party (if required);
(4)	The board of directors and/or the meeting of shareholders of each Party have approved the transaction;
(5)	The representations and warranties made by the Seller and the Target Company to the Purchaser in accordance with Article 6 hereof and Schedule I are true, accurate and not misleading;
(6)	The change registration with the administration for industry and commerce (“AIC”) for the

Acquisition has been completed, and such AIC change registration has clearly reflected that: (i) the Purchaser holds a total of 45% equity in the Target Company; and (ii) the Target Company has set up a board of directors and the Purchaser has appointed a director to the Target Company, and the Target Company has provided the Purchaser with relevant supporting AIC documents, including but not limited to the scanned copies of the following originals: articles of association filed with the Administration for Market Regulation, updated register of shareholders and list of members of board of directors of the company (signed by legal representative and affixed with common seal), relevant decisions of shareholder/executive director or resolutions of the meeting of shareholders/board of directors, and other relevant documents;

(7)	As of the Closing Date, it is confirmed by the auditor appointed by the Purchaser that the balance of capital of the NewUp Bank is no less than RMB1,700,000,000;
(8)	As of the Closing Date, the Group Companies and the NewUp Bank carry out business in the normal course of business, and have no event or circumstance which has or is reasonably expected to have Material Adverse Effect on the business, financial condition, operation, operating results or future prospect of the Group Companies and the NewUp Bank;
(9)	There is no legal proceeding, contract, agreement or other arrangement arising out of the fault of the Seller, which has caused or may cause the Acquisition to be prohibited, restricted or otherwise impaired in all or material aspects, and no third party who otherwise objects, claims, or seeks other remedies against the Acquisition or who may impose restrictions or conditions or otherwise disturb the Acquisition.
4.2

The Seller and the Target Company shall make best efforts to ensure the conditions set forth under Article 4.1 relating to them to be satisfied as soon as possible. If any condition cannot be satisfied or waived (as the case may be) within 30 business days upon execution of this Agreement, the Purchaser shall have the right to postpone to a specific later date by written notice to the Seller. If any condition set forth in Article 4.1 still cannot be satisfied or waived (as the case may be) as provided in Article 4.1 after such postponement, the Purchaser shall have no obligation to conduct the Closing, and this Agreement shall automatically terminate and become invalid (except that Article 11 (Confidentiality), Article 12 (Costs and Taxes), Article 13 (Governing Laws and Dispute Resolution) and Article 14 (Effectiveness and Miscellaneous) shall survive).

Article 5 Closing Date and Post-Closing Obligations

5.1

Subject to full satisfaction of all conditions precedent set forth in Article 4.1 hereof (or waiver of such conditions by the Purchaser in writing at its sole discretion), the Closing will be conducted in Futian District, Shenzhen or other place agreed by the Parties hereto in writing, on the Closing Date. From the Closing Date, based on the Shares acquired in the Acquisition, the Purchaser shall have all the rights granted to the Purchaser under the Laws and Regulations and the Transaction Documents.

5.2	On and after the Closing Date, the Purchaser shall pay the Transfer Price to the Seller in accordance with Articles 3.2 and 3.3 hereof.
5.3

If the Purchaser has not completed the financial, legal and business due diligence against the Group Companies and the NewUp Bank prior to the Closing Date, the Seller shall compensate the Purchaser for any potential losses suffered or any Costs incurred due to any material financial, legal and business issue (if any) discovered after the Closing, per the actual amount thereof. If it is reasonably estimated that such issue may affect the Purchaser’s decision to purchase the Shares, the Purchaser may demand termination of transaction and reinstatement, in which case, the Seller shall refund the Transfer Price to the Purchaser, and the Purchaser shall transfer the Shares back to the Seller.

5.4

The Purchaser agrees that if the Parties fail to complete the Closing finally, the Purchaser agrees to cooperate with the Seller in transferring back the Shares which have already been through the AIC change registration for transfer.

Article 6 Representations and Warranties of the Seller

6.1

The Seller has the powers and authorizations to execute, deliver and perform the Transaction Documents to which it is a party. All actions required for the Seller to authorize, execute and deliver the Transaction Documents, perform all of its obligations under the Transaction Documents, and conduct filing of and obtain Approval for this Agreement (if necessary) have been or will be taken and completed before the Closing Date.

6.2

Except as disclosed herein, the Shares acquired by the Purchaser under this Agreement are legally and validly issued by the Target Company, fully paid-in, and non-assessable. The Shares are free from any encumbrance, including but not limited to any pledge or other Security Interest, warrant or other right of any person to obtain all or any part of the Shares, any restriction over the exercise of voting power, receipt of dividends or transfer of shares, and are not involved in or subject to any lawsuit, dispute or controversy.

6.3

All consents, Approvals, orders, authorizations, registrations, qualifications, instructions, declarations or filings required for the Seller to execute, deliver and perform this Agreement and all other Transaction Documents to which it is a party, and complete the transactions contemplated hereunder or under the Transaction Documents, will be obtained and acquired from the governmental authority or any other competent authority.

6.4

The Seller as a shareholder of the Target Company irrevocably agrees on the date hereof to waive all preferences (including, without limitation, preemptive right, right of first refusal, co-sale right, right of prior notice, anti-dilution right, drag-along, liquidation preference, redemption right, etc. (if any)) as it may have towards the Target Company. If the Closing hereunder is not completed ultimately, such preferences of the Seller shall automatically revert.

6.5	The Seller shall make all the representations and warranties in Schedule II attached hereto to the Purchaser.

Article 7 Representations and Warranties of the Purchaser

7.1

The Purchaser has the right to execute this Agreement, exercise its rights hereunder and perform its obligations hereunder. Once signed by the Purchaser, this Agreement will become a valid agreement binding upon and enforceable against the Purchaser (except that this Agreement needs to take effect after Approval by the approval authority).

7.2

The execution, delivery and performance of this Agreement by the Purchaser has not violated and will not violate in any material aspect the applicable laws or regulations in force on the date hereof and the Closing Date.

7.3	The Purchaser acknowledges that its execution of this Agreement relies on the Seller’s representations and warranties and other provisions hereunder.

Article 8 Undertakings of the Seller

8.1	The Seller undertakes to the Purchaser that all representations and warranties set forth in Article 6 and Schedule I of this Agreement are true, accurate and not misleading from the date hereof to the Closing Date (inclusive), and acknowledges that the Purchaser enters into this Agreement on basis of such representations and warranties.

8.2

The Seller undertakes that it will timely inform the Purchaser in writing of any circumstance known to it and incurred prior to the Closing Date, which is or can be reasonably presumed to be in material breach of or inconsistent with the Seller’s representations and warranties. The Seller hereby undertakes to provide all information and documents relating to the Group Companies and the NewUp Bank as the Purchaser may reasonably require in order to understand the accuracy of and compliance with all representations and warranties of the Seller, prior to the Closing Date.

8.3

No rights and amounts claimed by the Purchaser against the Seller will be affected by whether the Purchaser has known about or investigated any information relating to the Seller, the Group Companies and the NewUp Bank (other than information contained herein or already disclosed by the Seller in the course of transaction or due diligence).

8.4

The Seller undertakes that, for any liability or loss suffered by the Purchaser after the Closing Date due to any matter prior to the Closing Date, regardless of whether such matter has been disclosed to the Purchaser or not, the Purchaser shall have the right to demand the Seller to fully compensate for any losses, damages, costs or fees (including, without limitation, reasonable legal or other Costs paid for enforcement or realization of compensation) suffered or incurred by the Group Companies and the Purchaser.

8.5

Where the Seller breaches its representations and warranties or materially breaches other provisions hereof, the Seller shall fully compensate for any losses, damages, costs or fees (including, without limitation, reasonable legal or other Costs paid for enforcement or realization of compensation) suffered or incurred by the Purchaser.

8.6

If, prior to the Closing Date, the Seller breaches the undertakings set forth in this Article 8 and/or has any material breach such as breach or non-performance of any other provision hereof (“Seller’s Breach”), the Purchaser may opt to continue Closing, or without prejudice to any other possible rights or compensation available, notify the Seller in writing to terminate this Agreement and claim for compensation, and the Purchaser shall not assume any liability or obligation (including, without limitation, specific performance of the obligations hereunder) to the Seller for such termination.

8.7

If the Purchaser continues to complete the Closing in accordance with Article 8.6, then the Purchaser may deduct from the corresponding Transfer Price for the Shares payable to the Seller, an amount equivalent to the losses suffered or Costs incurred by the Purchaser due to the Seller’s Breach. Where the Purchaser cannot receive full compensation from such deduction, the Seller shall compensate the Purchaser for the losses suffered or Costs incurred by the Purchaser due to the Seller’s Breach per the actual amount.

8.8

If the Purchaser continues to complete the Closing and it is determined after the Closing that there is any Seller’s Breach, then the Seller shall compensate the Purchaser for the losses suffered or Costs incurred by the Purchaser due to the Seller’s Breach per the actual amount.

8.9

In case of termination of this Agreement in accordance with Article 8.6, the Seller shall be liable for any costs and expenses (including, without limitation, reasonable legal, accounting or other Costs paid for enforcement or realization of compensation) incurred by the Purchaser due to Seller’s Breach or directly paid by the Purchaser due thereto. The further rights and obligations of the Parties shall immediately cease upon termination, without prejudice to the rights and obligations of the Parties accrued as of the termination date.

Article 9 Further Undertakings of Target Company and the Seller

9.1	The Target Company and the Seller severally and jointly undertake to the Purchaser that it will procure that, prior to the Closing Date:
(1)	The Group Companies operate their daily business as usual;
(2)	The Target Company and the Seller shall timely notify the Purchaser in writing about any material potential or actual event which may affect the operation of the Group Companies and the NewUp Bank;
(3)	The Target Company and the Seller will make best efforts to provide any necessary assistance or documents for any legal, financial or business due diligence made by the Purchaser against the Group Companies and the NewUp Bank at any time before the Closing;
9.2

From the date when the Seller signs the decision of shareholder on consent to sale of the Shares of the Target Company to the Closing Date, the Target Company and the Seller undertake and procure the Group Companies will continuously operate as normal and usual in good faith, and make best efforts to maintain the business and the relationship with business partners. Without prior written consent of the Purchaser, the Target Company and the Seller shall procure the Group Companies not to carry out or cause to:

(1)	Amend the articles of association, unless such amendment is compulsorily required by laws or administrative regulations;
(2)	Sell, transfer, create encumbrance over, or otherwise dispose of the equity of the Group Companies, or permit any third party to have the right to purchase the equity of the Group Companies or become a legal or commercial right holder of the equity of the Group Companies;
(3)	Sell, transfer, create encumbrance over, or otherwise dispose of the equity held by the Target Company in the NewUp Bank, or permit any third party to have the right to purchase the equity held by the Target Company in the NewUp Bank or become a legal or commercial right holder of the equity held by the Target Company in the NewUp Bank;
(4)	Acquire, merge, purchase or create encumbrance over any assets owned by the Group Companies;
(5)	Sell, transfer, create encumbrance over or otherwise dispose of any intellectual property rights owned by the Group Companies;
(6)	Give up the directorship of the Target Company in the NewUp Bank or change the candidate of director appointed to the NewUp Bank by the Target Company;
(7)	Not to make any external payment of any amount or transfer funds or approve reimbursement without permission, except for scheduled external payment under existing contracts of the Group Companies and payment of current wages and rent of the Group Companies;
(8)	Enter into new business contract or make external investment;
(9)	Except under compulsory requirements of the legal or governmental department, (1) pay any severance pay or contract termination fee to any employee of the Group Companies, (ii) amend any employment agreement with any employee of the Group Companies, (iii) increase the compensation, bonus or other payable benefits (including severance pay or contract termination fee) of any employee of the Group Companies, and (iv) enter into employment agreement with any new employee;
(10)	Declare, pay or distribute any dividend or other bonus, or agree orally or in writing to declare, pay or distribute any dividend or other bonus;

(11)	Provide any borrowing to the shareholder of the Target Company, and the shareholder of the Target Company shall repay any existing borrowing (if any) provided by the Target Company to it before the Closing Date;
(12)	Waive or exempt any claim or right of the Group Companies, incur any new debt or financial indebtedness, loan or contingent liabilities;
(13)	Make or agree orally or in writing to make any material payment of tax, except that non-payment thereof will cause loss to the Group Companies;
(14)	Bring or resolve, or agree orally or in writing to bring or resolve, any lawsuit, arbitration or other proceedings which have material effect on its business; or
(15)	Enter into or agree to enter into any agreement or undertaking which may impede, restrict or delay the Acquisition, or affect relevant contractual terms or undertakings of the Acquisition.

Article 10 Liabilities for Breach of Contract

10.1

Where any representation or warranty made herein by any Party (“Breaching Party”) is false or wrong, or such representation or warranty is not timely or properly performed, such Party shall be deemed to have breached this Agreement. Where any Party fails to perform any of its undertakings or obligations hereunder, it shall be deemed to have constituted a breach of this Agreement by such Party. In addition to fulfillment of other obligations agreed herein, the Breaching Party shall compensate for and assume all losses, damages and costs (including, without limitation, reasonable attorney’s fee, audit fee, fee of financial advisor) and liabilities incurred or suffered by the non-breaching Party due to such breach.

10.2

Without prejudice to any other provisions in this Article 10, if any Party fails to perform any of its obligations hereunder, the other Parties shall be entitled to demand the Breaching Party for specific performance of such obligations in addition to exercise of any other rights and remedies hereunder.

10.3

Without prejudice to any other provisions in this Article 10, if the Seller fails to transfer the shares to the Purchaser completely subject to the terms and conditions hereof, the Purchaser may unilaterally terminate this Agreement based on such substantial breach, and demand the Seller to compensate for the losses, damages and costs (including, without limitation, reasonable attorney’s fee, audit fee, fee of financial advisor) suffered by the Purchaser in connection with the Acquisition prior to such termination.

10.4

Without prejudice to any other provisions herein, upon completion of the Acquisition, if the Group Companies are required to pay any damages, compensation, arrears, fines (including penalty interest) or costs (“Costs”) incurred prior to the Closing Date to relevant governmental authority and/or third party, and/or if the Group Companies has paid any surcharge relating to taxes prior to the Closing Date, undisclosed unpaid taxes, fines or penalties prior to the Closing Date (“Delinquent Taxes”), then the Seller shall be liable for such Costs and/or Delinquent Taxes, and compensate the Group Companies per the actual amount thereof within 7 days upon occurrence of such Costs and/or Delinquent Taxes.

Article 11 Confidentiality

11.1

The Parties shall keep confidential the Confidential Information, and not use such Confidential Information for any purpose other than this Agreement, and not disclose the Confidential Information to any third party. Notwithstanding the foregoing restrictions, such confidentiality obligation shall not apply to the information which:

(1)	is in or becomes a part of the public domain other than due to the fault of the Parties or their representatives, agents, suppliers or subcontractors;

(2)	is duly and legally received by the Parties from a third party, without confidentiality obligation or restriction of use when receiving from such third party; or
(3)	has been possessed by the Parties in writing without any restriction of use or disclosure, was not obtained from the other Party hereto for the anticipation of this Agreement.
11.2

Notwithstanding, the Parties may disclose the Confidential Information to their employees, directors and professional consultants to the extent reasonably necessary to fulfill the purpose of this Agreement. The Parties shall ensure such employees, directors and professional consultants be aware of and abide by the confidentiality obligation hereunder. If the disclosure of any Confidential Information is required by the laws, or by any competent court or regulatory authority, the Parties may disclose such Confidential Information; provided however, all measures to the extent permitted by applicable Laws and Regulations shall be taken by the Parties to ensure the confidential treatment of such information.

11.3	No Party may reproduce any Confidential Information it receives in any tangible, written or electronic form.

Article 12 Costs and Taxes

12.1

Except as otherwise provided herein, the Parties shall bear their own negotiation and implementation costs (including, without limitation, legal, accounting, financial, consulting, advisory and other relevant fees) in connection with this Agreement (including Schedules) and other definitive agreements and the Acquisition.

12.2

The Parties shall be responsible for any taxes as may be payable by them due to completion of the Acquisition in accordance with this Agreement, provided that, if the Purchaser is obligated to withhold and pay Taxes under the Laws and Regulations, the Seller agrees that the Purchaser may conduct such withholding and payment.

Article 13 Governing Laws and Dispute Resolution

13.1	This Agreement shall be governed by and interpreted in accordance with the PRC laws.
13.2

It is agreed by the Parties hereto that any dispute arising out of or in connection with the execution of this Agreement shall be resolved by the Parties through negotiation. If such dispute cannot be resolved within 30 days after a Party issues a notice to demand negotiation, either Party may submit such dispute to the People’s Court of Futian District, Shenzhen for litigation. The Parties further agree that the defeated Party shall bear the costs and expenses (including but not limited to attorney’s fee) of the Parties arising from the litigation.

13.3	Pending dispute resolution in accordance with this Article 13, except for the disputed matters, the Parties shall continue performing their corresponding obligations hereunder.

Article 14 Effectiveness and Miscellaneous

14.1	Effectiveness

This Agreement shall take effect and be legally binding upon and enforceable against the Parties upon execution (“Effective Date”). This Agreement may be amended, changed or terminated after negotiation and consensus of the Parties hereto. Any amendment, change or termination must be made in writing and become effective upon execution by the Parties hereto.

14.2	Termination
(1)	A Party may terminate this Agreement by notifying the other Party in writing at least 10 business days in advance, stating the effective date of termination, if:

a)	there is any material untruthfulness or gross omission in the representations or warranties of the other Party;

b)	the other Party fails to perform the covenants, undertakings or obligations hereunder in accordance with the provisions hereof, and fails to take valid remedies within 15 business days after written demand from such Party; or
c)	other circumstances agreed herein occur.
(2)	Unless otherwise agreed herein, upon termination of Agreement, the Parties hereto shall resume to the state at the execution of this Agreement as much as possible on the principles of equity, reasonableness and good faith.
14.3	No Waiver

Where any Party fails to exercise or delays in exercising any right, power or privilege agreed herein, it shall not constitute its waiver of such right, power or privilege. The single or partial exercise of any right, power or privilege shall not exclude any future exercise of such right, power or privilege.

14.4	Transfer

This Agreement shall be binding upon and inure to the benefits of the Parties. Without prior written consent of the Purchaser, the Seller and the Target Company may not transfer any of their rights or obligations hereunder to any third party, or otherwise dispose of such rights or obligations. Without prior written consent of the Seller and the Target Company, the Purchaser may not transfer any of its rights or obligations hereunder to any third party, or otherwise dispose of such rights or obligations.

14.5	Amendment

This Agreement may not be amended orally. Any amendment to this Agreement may only be made by the written document signed by the duly authorized representatives of the Parties and subject to Approval by the PRC approval authority.

14.6	Entire Agreement
(1)	Matters not covered herein, if any, shall be agreed by the Parties in a supplementary agreement upon negotiation. Such supplementary agreement shall become a schedule to this Agreement, with the same legal effect as this Agreement.
(2)	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement, and prevails over all previous discussions, negotiations, expressions of intent or understandings in connection therewith between the Parties. All previous documents, undertakings and agreements, whether orally, in writing or otherwise, with respect to the subject matter hereof, are hereby canceled without prejudice to any provision hereof.
14.7	Notice

All notices or other communications required or permitted to be given hereunder shall be written in Chinese. Such notices or communications shall be deemed served (i) on the date of delivery if sent by personal delivery, courier service or other means of delivery by hand, (ii) on the date of fax if faxed, (iii) on the date of delivery if sent by registered mail or certified mail, with postage prepaid, or (iv) on the date when the email enters the server of the other Party if sent by email, to the following address.

If to the Purchaser:

Attn.: ***************

Address: ***************, Shenzhen

Email: ***************

Tel: ***************

If to the Seller:

Attn.: ***************

Address: ***************, Shenzhen

Email: ***************

Tel: ***************

If to the Target Company:

Attn.: ***************

Address: ***************

Email: ***************

Tel: ***************

14.8	Severability

The invalidity of any provision hereof shall not affect the validity of any other provision, unless such invalidity will cause material negative consequence on the interests of the other Party hereunder, in which case, the Party whose interests are impaired may make adjustment in accordance with relevant provisions hereof.

14.9	Miscellaneous

The Parties agree that, if any standard share purchase contract signed as required by the Administration for Market Regulation for the purpose of registration is inconsistent with this Agreement, this Agreement shall prevail.

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(Signature Page of the Share Purchase Agreement on Shenyang Tianxinhao Technology Co., Ltd.)

In Witness Whereof, the Parties have caused this Agreement to be signed on the date first written above.

Shenzhen Yingaigou Trade Co., Ltd.
Legal Representative or Authorized Representative (Signature):
Date:

(Signature Page of the Share Purchase Agreement on Shenyang Tianxinhao Technology Co., Ltd.)

In Witness Whereof, the Parties have caused this Agreement to be signed on the date first written above.

Shenzhen SUNHOPE Investment Development Co., Ltd.
Legal Representative or Authorized Representative (Signature):
Date:

(Signature Page of the Share Purchase Agreement on Shenyang Tianxinhao Technology Co., Ltd.)

In Witness Whereof, the Parties have caused this Agreement to be signed on the date first written above.

Shenyang Tianxinhao Technology Co., Ltd.
Legal Representative or Authorized Representative (Signature):

Schedule I: Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchaser that, except as those disclosed in writing, the following representations and warranties are true, accurate and not misleading from the date hereof to the Closing Date.

1.	Corporate Matters
a)	Organization, Legal Existence and Qualifications

The Group Companies have been duly incorporated and established, and validly existing and comply with all registration and Approval requirements. The Group Companies have the corporate rights and authorization to own and operate their assets and properties and conduct their business in the current manner.

b)	Constitutional Documents

The constitutional documents of the Group Companies delivered to the Purchaser are true and complete, and valid and not replaced by other documents as of the date hereof. All legal and procedural requirements and other formalities relating to such constitutional documents have been legally and properly followed in all material aspects.

c)	Options and Warrants

Except as disclosed to the Purchaser, there are no outstanding options, warrants, rights (including conversion right or preemptive right) or agreements which can subscribe for or purchase from the Target Company any equity interest in the Target Company or any securities which may be converted into or finally exchanged into or exercised to obtain any equity interest in the Target Company. None of the shares of the Target Company or shares of the Target Company issuable upon the exercise of any outstanding options, warrants or rights is subject to restriction by the preemptive right, right of first refusal or other right which can subscribe for or purchase such shares due to any agreement or undertaking of the Target Company (whether in favor of the Target Company or any other person), or encumbrance in other aspects.

d)	Subsidiaries and Branches

The full details of the Group Companies have been disclosed to the Purchaser. Except for those disclosed to the Purchaser, the Group Companies have no direct or indirect equity interest or interest of any other type in any other person.

2.	Authorization and Validity of Transaction
a)	Authorization

The Target Company has the powers and authorizations to execute, deliver and perform the Transaction Documents to which it is a party. All required actions for the Target Company to authorize, execute and deliver the Transaction Documents, perform all of its obligations under the Transaction Documents, and conduct filing of and obtain Approval for this Agreement (if necessary) have been or will be taken before the Closing Date.

b)	Shares

The shares to be acquired by the Purchaser under this Agreement are legally and validly issued, fully paid-up, and non-assessable. The Shares are free from any encumbrance, including but not limited to any pledge or other Security Interest, warrant or other right of any person to obtain all or any part of the Shares, any restriction over the exercise of voting power, receipt of dividends or transfer of shares, and are not involved in or subject to any lawsuit, dispute or controversy.

c)	Consents and Approvals

All consents, Approvals, orders, authorizations, registrations, qualifications, instructions, declarations or filings required for the Target Company to execute, deliver and perform this Agreement and all other Transaction Documents to which it is a party, and complete the transactions contemplated hereunder or under the Transaction Documents, will be obtained and acquired from the governmental authority or any other competent authority.

d)	No Breach of Contract

The execution and delivery of this Agreement and other Transaction Documents to which it is a Party by the Target Company or the Seller does not and will not:

(i)	Cause breach of, or constitute non-performance of, any contract to which it is a party or which binds upon its properties or assets, or cause the acceleration of any obligation under any Loan Agreement; or
(ii)	Cause contravention, violation or non-compliance with any applicable laws.
3.	Compliance with Laws
a)	No Violation of Laws

None of the Group Companies and the Seller is violating or has violated any applicable laws, which may give rise to any criminal or administrative penalty having Material Adverse Effect on the capacity of the Group Companies to operate business, or otherwise have Material Adverse Effect on the capacity of the Group Companies to conduct their current business.

b)	License

The Group Companies have all permits, Approvals, authorizations, franchises and licenses necessary for them to operate the current business. The Group Companies have not breached or failed to perform any of such permits, Approvals, authorizations, franchises or licenses.

c)	Compliance with All Laws

The Group Companies have been complying with all applicable laws in all material aspects when operating their business. The Group Companies have obtained all necessary registrations, permits and consents for them to own their assets and operate their business, and all such registrations, permits and consents are valid and existing, and there is no ground to suspend, cancel or revoke any registration, permit or consent.

d)	Operation of Business

With respect to the main business of the Group Companies, the Group Companies have obtained and completed all Approvals, registrations, consents, authorizations, filings and procedures, etc. which are sufficient to affect such business, from and with relevant governmental authorities.

e)	Interference of Transaction

No governmental authority or other third party:

(i)	Initiates or may initiate any legal proceedings, arbitration or administrative procedure against the Group Companies or the Seller; or
(ii)	Threatens to initiate any legal proceedings, arbitration or administrative procedure against the Group Companies or the Seller.
f)	Books, Records and Internal Control
(i)	The Group Companies have prepared and kept books, records and accounts with reasonable details to reflect the transactions and disposals of their assets accurately and fairly.
(ii)	The Group Companies have formulated and maintained internal accounting control system sufficient to reasonably ensure: (A) that only person with general or special power of attorney from the management may transact and acquire assets; (B) that the transaction records meet the needs for regular preparation of financial statements and traceability of assets; and (C) to compare the recorded assets and existing assets at a reasonable interval, and take appropriate actions against any difference.

4.	Disclosure
a)	No Misrepresentation

No representation, warranty or statement made by the Target Company or the Seller in this Agreement, any other agreement concluded with the Purchaser, or any appendix, schedule, declaration or certificate provided to the Purchaser under this Agreement has contained any misrepresentation of or omitted any material matter, which is necessary to ensure such representation not in any way misleading in the context from which it was made.

b)	Accuracy of Information Provided

All the information provided to the Purchaser and/or its professional advisors by the officers and employees or professional advisors of the Target Company or the Seller are true, accurate and not misleading at the time of provision and as of the date hereof.

c)	Full Disclosure

There is no undisclosed fact or circumstance about affairs of the Group Companies, the Seller or the NewUp Bank (including external liabilities and guarantee), which, if disclosed, may be reasonably expected to affect the Purchaser’s decision to purchase the Shares.

Schedule II: Designated Bank Account for Receipt of Purchase Price for the Shares

	Account Holder	Bank	Account Number
Shenzhen SUNHOPE Investment Development Co., Ltd.	Shenzhen SUNHOPE Investment Development Co., Ltd.	Bank Name: ***************	***************